Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-205058) pertaining to the Amended and Restated Equity Incentive Plan and 2015 Omnibus Equity Incentive Plan of DAVIDsTEA Inc. of our report dated April 19, 2018 with respect to the consolidated financial statements of DAVIDsTEA Inc. included in this Annual Report (Form 10-K) for the year ended February 3, 2018.

/s/  Ernst & Young LLP1

Montréal, Canada

April 19, 2018

1 CPA, Auditor, CA, public accountancy permit no. A123806

(1) CPA auditor, CA, public accountancy permit no. A112179